Exhibit 10.1

MARLIN BUSINESS SERVICES CORP.

2019 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD

The Compensation Committee of the Board of Directors of Marlin Business Services Corp. (the “Committee”) has determined to grant to you a restricted stock unit award which is convertible to shares of common stock of Marlin Business Services Corp. (the “Company”) under the Marlin Business Services Corp. 2019 Equity Compensation Plan (the “Plan”). The terms of the grant are set forth in the attached Restricted Stock Unit Award Agreement (the “Agreement”) provided to you. The following provides a summary of the key terms of this grant; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand this grant.

SUMMARY OF RESTRICTED STOCK UNIT GRANT

Grantee:

Date of Grant:

Total Number of Restricted Stock Units Granted:

Vesting Schedule*:	1/3 on each anniversary of the Date of Grant

Redemption Date:	Vested restricted stock units will be redeemed to shares of common stock within thirty (30) days following the applicable vesting date.

*	The Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable vesting date for the restricted stock units to become vested.

MARLIN BUSINESS SERVICES CORP.

2019 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT, dated as of ______________ (the “Date of Grant”), is delivered by Marlin Business Services Corp. (the “Company”) to __________ (the “Grantee”).

RECITALS

A. The Marlin Business Services Corp. 2019 Equity Compensation Plan (the “Plan”) provides for the grant of stock units which are phantom units convertible into shares of common stock of the Company (the “Company Stock”) if certain terms and conditions are met.

B. The Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined to make a restricted stock unit grant under the Plan as an inducement for the Grantee to promote the best interests of the Company and its shareholders and the terms and conditions of such restricted stock unit grant shall be memorialized in this Restricted Stock Unit Award Agreement (the “Agreement”). The Grantee may receive a copy of the Plan by contacting ________ at ________.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Grantee ________ stock units (collectively, the “Restricted Stock Units”). Each Restricted Stock Unit shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable Redemption Date (as defined below).

2. Restricted Stock Unit Account. The Company shall establish and maintain a Restricted Stock Unit account as a bookkeeping account on its records (the “Restricted Stock Unit Account”) for the Grantee and shall record in such Restricted Stock Unit Account the number of Restricted Stock Units granted to the Grantee. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this grant nor the Restricted Stock Unit Account established for the Grantee.

3. Vesting.

(a) The Restricted Stock Units shall become vested on the following dates (each a “Vesting Date”), provided that the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable Vesting Date:

Vesting Date	Restricted Stock Units Vesting
1/3
1/3
1/3

The vesting of the Restricted Stock Units is cumulative, but shall not exceed 100% of the Restricted Stock Units subject to the Agreement. If the foregoing schedule would produce fractional Restricted Stock Units, the number of Restricted Stock Units vesting shall be rounded down to the nearest whole unit. The Restricted Stock Units shall become fully vested on ___________, including with respect to any Restricted Stock Units that did not become vested as a result of the rounding down as described in the preceding sentence, if the Grantee is employed by, or providing service to, the Employer on such date.

(b) If the Grantee ceases to be employed by, or providing service to, the Employer for any reason prior to the applicable Vesting Date, the Restricted Stock Units that have not become vested as of the date on which the Grantee’s employment or service terminates shall be forfeited and the Grantee shall not have any rights with respect to such forfeited Restricted Stock Units nor any shares of Company Stock corresponding to such forfeited Restricted Stock Units.

4. Redemption. The Grantee shall receive a distribution with respect to the Restricted Stock Units that become vested as described in Paragraph 3(a) above within thirty (30) days following the Vesting Date. The vested Restricted Stock Units will be distributed in shares of Company Stock, with each vested Restricted Stock Unit equivalent to one share of Company Stock. Any Restricted Stock Units not vested because of the failure to satisfy the vesting condition are forfeited as described in Paragraph 3(b) above. The date on which the vested Restricted Stock Units are distributed as provided in this Paragraph 4 is hereinafter referred to as the “Redemption Date”.

5. Dividend Equivalents. Should any ordinary dividends be declared and paid with respect to the shares of Company Stock during the period between (a) the Date of Grant and (b) the Redemption Date (i.e., shares of Company Stock issuable under the Restricted Stock Units are not issued and outstanding for purposes of entitlement to the dividend), the Company shall credit to a dividend equivalent bookkeeping account (the “Dividend Equivalent Account”) the value of the dividends that would have been paid if the outstanding Restricted Stock Units credited to the Grantee’s Restricted Stock Unit Account at the time of the declaration of the dividend were outstanding shares of Company Stock. At the same time that the corresponding Restricted Stock Units are converted to shares of Company Stock and distributed to the Grantee as set forth in Paragraph 4, the Company shall pay to the Grantee a lump sum cash payment equal to the value of the dividends credited to the Grantee’s Dividend Equivalent Account that correspond to such vested Restricted Stock Units; provided, however, that any dividends that were credited to the Grantee’s Dividend Equivalent Account that are attributable to Restricted Stock Units that have been forfeited as provided in Paragraph 3(b) above shall be forfeited and not payable to the Grantee. No interest shall accrue on any dividend equivalents credited to the Grantee’s Dividend Equivalent Account.

6. Change of Control. The provisions set forth in the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

7. Acknowledgment by Grantee. By accepting this grant, the Grantee acknowledges that with respect to any right to redemption pursuant to this Agreement, the Grantee is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for himself or herself, and anyone at any time claiming through or under the Grantee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also agrees to be bound by the terms of the Plan and this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Grantee’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Grantee.

8. Restrictions on Issuance or Transfer of Shares of Company Stock.

(a) The obligation of the Company to deliver shares of Company Stock upon the redemption of the Restricted Stock Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b) As a condition to receive any shares of Company Stock on the Redemption Date, the Grantee agrees to be bound by the Company’s policies regarding the transfer of the shares of Company Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares of Company Stock. The Grantee also acknowledges and agrees that this grant is subject to any applicable clawback, recoupment or other policies relating to shares of Company Stock implemented by the Company, as in effect from time to time. As soon as administratively practicable following the Redemption Date, a certificate representing the shares of Company Stock that are redeemed shall be issued to the Grantee.

9. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. This Agreement is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of this Agreement is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Agreement and the Plan.

10. No Rights as Shareholder. The Grantee shall not have any rights as a shareholder of the Company, including the right to any cash dividends or other distributions (except as provided in Paragraph 5), or the right to vote, with respect to any Restricted Stock Units.

11. No Rights to Continued Employment or Service. This grant shall not confer upon the Grantee any right to be retained in the service or employment of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or at any time for any reason is specifically reserved.

12. Assignment and Transfers. Prior to the actual issuance of the shares of Company Stock under the Restricted Stock Units which become vested hereunder, the Grantee may not transfer any interest in the Restricted Stock Units or dividend equivalents or the underlying shares of Company Stock or pledge or otherwise hedge the sale of those units, dividend equivalents or shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those shares. However, any shares which are vested hereunder but otherwise remain unissued at the time of the Grantee’s death shall be transferred pursuant to the provisions of the Grantee’s will or the laws of inheritance. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Units or dividend equivalents under this grant by the Grantee shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Agreement may be assigned by the Company without the Grantee’s consent.

13. Withholding. The Grantee shall be required to pay to the Employer, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant, vesting and redemption of the Restricted Stock Units and dividend equivalents. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the distribution of shares of Company Stock pursuant to the Restricted Stock Units that are earned and vested by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities. Notwithstanding anything to the contrary herein or the Plan, until the Grantee has satisfied the Company’s withholding obligation with respect to the shares of Company Stock as described in this Paragraph 13, the Grantee shall not have any rights to sell or transfer any shares of Company Stock that have been distributed to the Grantee pursuant to this Agreement.

14. Effect on Other Benefits. The value of shares of Company Stock and dividend equivalents distributed with respect to the Restricted Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company or the Employer. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15. Applicable Law. The validity, construction, interpretation and effect of this grant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

16. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll records of the Employer, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

17. Section 409A of the Code. This grant of Restricted Stock Units is intended to be exempt from the requirements of section 409A of the Code in reliance on the short-term deferral exception under section 409A of the Code. Notwithstanding the foregoing, if any Restricted Stock Units are subject to the requirements of section 409A of the Code it is intended that this Agreement comply with the requirements of section 409A of the Code with respect to such Restricted Stock Units and this Agreement shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code. If any distribution or payment cannot be provided or made at the time specified herein, then such distribution or payment shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed, including if the distribution is subject to the requirements of section 409A of the Code and is paid to the Grantee on account of (i) separation from service, delaying such distribution until six (6) months following the date of the Grantee’s separation from service if the Grantee is a specified employee (as defined in section 409A of the Code and its corresponding regulations) at such time and (ii) a change in control, such distribution will only be paid on account of a change in control if such is a change in control within the meaning of section 409A of the Code and its corresponding regulations. In no event may the Grantee, directly or indirectly, designate the calendar year of distribution or payment. All redemptions pursuant to this Agreement shall be deemed as a separate payment. The Grantee shall be solely responsible for the tax consequences of the Restricted Stock Units and dividend equivalents granted pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument effective as of the Date of Grant, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

MARLIN BUSINESS SERVICES CORP.

By:

I hereby accept the grant of Restricted Stock Units described in this Agreement. I have read the terms of the Plan and this Agreement and agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

ACCEPTED:

By:

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